                                                                    EXHIBIT 10.8

                               TRANSFER AGREEMENT

                             Dated as of July, 1996

                                      AMONG

                            THE TJX COMPANIES, INC.,

                           CHADWICK'S OF BOSTON, LTD.

                                       AND

                                 CHADWICK'S INC.

                                TABLE OF CONTENTS

1.       DEFINITIONS......................................................................    1

2.       TERMS OF PURCHASE AND SALE OF SHARES.............................................    4
         2.1.     Purchase and Sale of Shares.............................................    4
         2.2.     Closing.................................................................    5

3.       RELATED TRANSACTIONS.............................................................    5
         3.1.     Elimination of Intercompany Accounts, etc...............................    5
         3.2.     Resignations............................................................    6

4.       CERTAIN BENEFIT PLAN MATTERS.....................................................    6
         4.1.     Certain Chadwick's Plans; Assumption of Obligations by Chadwick's.......    6
         4.2.     Certain Payments by TJX.................................................    7
         4.3.     Certain Medical Claims..................................................    7
         4.4.     Certain Asset Transfers from TJX Plans to Chadwick's Plans, etc.........    7
                  4.4.1.  Pension Plan....................................................    7
                  4.4.2.  Savings/Profit Sharing Plan.....................................    8
                  4.4.3.  Executive Life Insurance Policies...............................    9
         4.5.     Stock Options; Certain Other Plans......................................    9
                  4.5.1.  Replacement Stock Options.......................................    9
                  4.5.2.  Certain Valuations..............................................   10
                  4.5.3.  Miscellaneous...................................................   10
                  4.5.4.  General Deferred Compensation Plan..............................   10
                  4.5.5.  SERP............................................................   10
                  4.5.6.  Retiree Medical.................................................   10
         4.6.     No Employment Obligation................................................   10

5.       INSURED CLAIMS...................................................................   11
         5.1.     Workers' Compensation, General Liability and Vehicle Liability Insured
                  Claims..................................................................   11
         5.2.     Property and Similar Insurance..........................................   12
         5.3.     Surety Bonds, etc.......................................................   12
         5.4.     Fiduciary Policies......................................................   12
         5.5.     Claims Administration...................................................   13
         5.6.     Miscellaneous...........................................................   13

6.       INDEMNIFICATION..................................................................   13
         6.1.     Indemnification by TJX..................................................   13
         6.2.     Indemnification by Chadwick's...........................................   14
         6.3.     Limitations on Indemnification Obligations..............................   14


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
         6.4.     Procedure for Indemnification...........................................   15
                  6.4.1.  Third Party Claims; Notice......................................   15
                  6.4.2.  Defense of Third Party Claims...................................   15
                  6.4.3.  Cooperation by Indemnitee.......................................   15
                  6.4.4.  Limitation on Authority to Settle Claim.........................   16
                  6.4.5.  Other Claims....................................................   16
                  6.4.6.  Subrogation to Rights of Indemnitee.............................   16
         6.5.     Remedies Cumulative.....................................................   16
         6.6.     Limitation on Indemnification and Remedies..............................   16

7.       ACCESS TO INFORMATION AND SERVICES...............................................   17
         7.1.     Provision of Corporate Records..........................................   17
         7.2.     Access to Information...................................................   17
         7.3.     Production of Witnesses.................................................   18
         7.4.     Reimbursement...........................................................   18
         7.5.     Retention of Records....................................................   18
         7.6.     Confidentiality.........................................................   18
         7.7.     Customer Lists..........................................................   19

8.       REPRESENTATIONS AND WARRANTIES OF CHADWICK'S.....................................   19
         8.1.     Organization, Standing and Power........................................   19
         8.2.     Authority...............................................................   19
         8.3.     No Conflicts............................................................   20
         8.4.     Capital Structure.......................................................   20
         8.5.     Title to Shares.........................................................   21
         8.6.     Consents and Approvals..................................................   21
         8.7.     Formation...............................................................   21
         8.8.     Underwriting Agreement..................................................   21

9.       REPRESENTATIONS AND WARRANTIES OF TJX............................................   21
         9.1.     Organization, Standing and Power of TJX.................................   21
         9.2.     Organization of Old Chadwick's..........................................   22
         9.3.     Authority...............................................................   22
         9.4.     No Conflicts............................................................   22
         9.5.     Capital Structure of Old Chadwick's.....................................   22
         9.6.     Title to Shares.........................................................   23
         9.7.     Consents and Approvals..................................................   23
         9.8.     Old Chadwick's Subsidiaries.............................................   23
         9.9.     Underwriting Agreement..................................................   24

10.      CERTAIN COVENANTS OF THE PARTIES.................................................   24
         10.1.    Conduct of Business.....................................................   24
         10.2.    Fees and Expenses.......................................................   24

         10.3.             Tax Covenants..................................................   25
         10.4.             Sale of Shares.................................................   25

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF CHADWICK'S................................   25
         11.1.             Representations, Warranties and Covenants of TJX...............   25
         11.2.             No Governmental or Other Proceeding............................   26
         11.3.             Other Agreements...............................................   26
         11.4.             Credit Agreement...............................................   26

12.      CONDITIONS PRECEDENT TO OBLIGATIONS OF TJX.......................................   26
         12.1.             Warranties, Representations and Covenants of Chadwick's........   26
         12.2.             No Governmental or Other Proceeding............................   26
         12.3.             Other Agreements...............................................   27

13.      CERTAIN INTERCOMPANY RELATIONSHIPS...............................................   27
         13.1.             Services Agreement.............................................   27
         13.2.             Payment Guarantee..............................................   27
         13.3.             New York City Office...........................................   27
         13.4.             Other Agreements...............................................   27

14.      DELIVERIES AT CLOSING............................................................   27
         14.1.             Deliveries by Chadwick's.......................................   27
         14.2.             Deliveries by TJX..............................................   28

15.      TERMINATION PRIOR TO CLOSING.....................................................   28

16.      MISCELLANEOUS....................................................................   28
         16.1.             Severability...................................................   28
         16.2.             Successors and Assigns.........................................   28
         16.3.             Survival.......................................................   28
         16.4.             Notices........................................................   28
         16.5.             Governing Law..................................................   29
         16.6.             Descriptive Headings...........................................   29
         16.7.             Word Usage.....................................................   30
         16.8.             Counterparts; Modification.....................................   30
         16.9.             Entire Agreement...............................................   30
         16.10.            Further Assurances.............................................   30
         16.11.            Public Announcements...........................................   30

                            EXHIBITS AND SCHEDULES

Exhibits

A        -        Form of Inventory Purchase Agreement
B        -        Form of Registration Rights Agreement
C        -        Form of Services Agreement
D        -        Form of Tax Allocation Agreement
E        -        Form of Trademark License and Assignment Agreements
F        -        Chadwick's Certificate of Incorporation
G        -        Chadwick's By-laws
H        -        Form of Underwriting Agreement

Schedules

1        -        Insurance Policies
3.1      -        Exceptions to Past Practices
4.1      -        Benefit Plans
4.2      -        Certain Benefit Plans
4.4.3    -        Executive Life Insurance Policies
5.1(b)   -        Form of Statement Regarding Insured Claims
8.4      -        Chadwick's Capital Structure
8.6      -        Chadwick's Consents and Approvals


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
                               TRANSFER AGREEMENT


         This TRANSFER AGREEMENT (the "Agreement"), dated as of July __, 1996, is among Chadwick's of Boston, Ltd., a Delaware corporation ("Chadwick's"), Chadwick's Inc., a Massachusetts corporation, and, as of the date hereof, a wholly-owned direct subsidiary of TJX ("Old Chadwick's") and The TJX Companies, Inc., a Delaware corporation ("TJX").

                                    RECITALS

         WHEREAS, TJX owns 1,000 shares of common stock, par value $1.00 per share, of Old Chadwick's (the "Old Chadwick's Stock"), such stock being all of the issued and outstanding capital stock of Old Chadwick's;

         WHEREAS, TJX desires to transfer the Old Chadwick's Stock to Chadwick's in exchange for the issuance by Chadwick's to TJX of 15,178,847 shares of common stock, par value $0.01 per share, of Chadwick's (the "Common Stock") and Chadwick's desires to issue the Common Stock to TJX in exchange for the Old Chadwick's Stock (the "Exchange");

         WHEREAS, following such issuance the issued and outstanding capital stock of Chadwick's will consist of 15,178,847 shares of Common Stock, all of which will be owned by TJX;

         WHEREAS, approximately 61% of the shares of the Common Stock will be offered by TJX for sale to the public (70% if the Underwriters exercise their over-allotment option in full) (the "Offering") pursuant to the Underwriting Agreement, as such term is defined in the Prospectus (as supplemented or amended from time to time, the "Prospectus") constituting a part of the Registration Statement No. 333-4427 on Form S-1 filed by Chadwick's with the Securities and Exchange Commission on May 24, 1996 (as amended from time to time, the "Registration Statement");

         WHEREAS, TJX, Old Chadwick's and Chadwick's have determined that it is necessary and desirable to set forth the principal corporate transactions necessary or desirable to effect the Exchange and the Offering and to set forth other agreements that will govern certain relationships and other matters among TJX, Chadwick's and Old Chadwick's following the Exchange.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties contained herein, the above parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

1. DEFINITIONS. As used in the Agreement, the terms defined below shall have the respective meanings hereinafter specified;

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
         1.1. "Actual Liability" is defined in Section 5.1(b).

         1.2. "Action" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         1.3. "Advance Amount" is defined in Section 3.1(a).

         1.4. "Affiliate" shall have the meaning defined in Rule 12b-2 promulgated under the Exchange Act, as such Rule is in effect on the date hereof.

         1.5. "CDM" means CDM Corp., a Nevada corporation.

         1.6. "Chadwick's" is defined in the introductory paragraph hereto.

         1.7. "Chadwick's Employee" means any individual who, immediately prior to the Closing, is employed by TJX or any of its Subsidiaries and who, immediately after the Closing, is employed by Chadwick's or any Chadwick's Subsidiary. Any employee whose last period of active service for TJX or any of its Subsidiaries prior to the Closing was for Old Chadwick's and who, immediately before the Closing, was on disability, workers' compensation, medical or personal leave shall be treated for all purposes of this Agreement as a Chadwick's Employee.

         1.8. "Chadwick's Retirement Trust" is defined in Section 4.4.1.

         1.9. "Closing" is defined in Section 2.2.

         1.10. "Closing Balance Sheet" is defined in Section 3.1(a).

         1.11. "Closing Date" is defined in Section 2.2.

         1.12. "Closing Date Financial Certificate" is defined in Section
3.1(b).

         1.13. "Common Stock" is defined in Recitals hereto.

         1.14. "Estimated Payment" is defined in Section 3.1.

         1.15. "Exchange" is defined in the Recitals hereto.

         1.16. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.17. "Final Payment" is defined in Section 3.1.

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
         1.18. "Information" is defined in Section 7.2.

         1.19. "Insured Claims" means those losses, expenses or Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Policies, whether or not subject to deductibles, co-insurance, collection, premium adjustments (including reserves), retrospectively-rated premium adjustments or self-insured retentions, and notwithstanding whether such Liabilities are within applicable Policy limits and any losses, expenses or Liabilities under a self-insured program licensed by any state.

         1.20. "Inventory Purchase Agreement" means the Inventory Purchase Agreement in substantially the form of Exhibit A hereto.

         1.21. "Liabilities" means any and all debts, liabilities and obligations, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         1.22. "Offering" is defined in the Recitals hereto.

         1.23. "Old Chadwick's" is defined in the introductory paragraph hereto.

         1.24. "Old Chadwick's Stock" is defined in the Recitals hereto.

         1.25. "Person" means any natural person or any corporation, association, partnership, joint venture, company, limited liability company, trust, organization, business or government or any governmental agency or political subdivision thereof.

         1.26. "Policies" means those insurance policies owned or maintained by TJX and listed on Schedule 1 hereto as well as any self-insured program licensed by any state and so listed.

         1.27. "Prospectus" is defined in the Recitals hereto.

         1.28. "Registration Rights Agreement" means the Registration Rights Agreement in substantially the form of Exhibit B hereto.

         1.29. "Registration Statement" is defined in the Recitals hereto.


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
         1.30. "Services Agreement" means the Services Agreement in substantially the form of Exhibit C hereto pursuant to which TJX will provide various services to Chadwick's and Old Chadwick's following the Closing Date.

         1.31. "Subsidiary" means with respect to any Person, any other Person of which such Person shall at the time own, directly or indirectly through one or more Subsidiaries, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or shall hold at least a majority of partnership or similar interests, or shall be a general partner or a member-manager.

         1.32. "Tax Allocation Agreement" means the Tax Sharing and Separation Agreement dated as of July __, 1996 among TJX, Old Chadwick's and Chadwick's in substantially the form attached as Exhibit D hereto.

         1.33. "Third Party Claim" is defined in Section 6.4.1.

         1.34. "TJX" is defined in the introductory paragraph hereto.

         1.35. "TJX Retirement Trust" is defined in Section 4.4.1.

         1.36. "Trademark Agreements" means the agreements pursuant to which TJX will license Chadwick's to use and, in certain cases, assign to Chadwick's, certain trademarks owned by TJX in substantially the form of Exhibit E hereto.

         1.37. "Transaction Documents" means each of the agreements, instruments, understandings, assignments or other arrangements entered into in connection with the Offering or the Exchange, including, without limitation, the Services Agreement, the Tax Allocation Agreement, the Trademark Agreements, the Inventory Purchase Agreement and the Registration Rights Agreement.

         1.38. "Underwriting Agreement" means the Underwriting Agreement among TJX, Chadwick's and the Underwriters (as defined in the Registration Statement) in substantially the form of Exhibit H hereto pursuant to which the Underwriters purchase the Common Stock registered by the Registration Statement.

         1.39. "Underwriting Date" is defined in Section 2.2

2.       TERMS OF PURCHASE AND SALE OF SHARES.

         2.1. Purchase and Sale of Shares. At the Closing, (a) Chadwick's shall issue to TJX 15,178,847 shares of the Common Stock and (b) TJX shall sell, assign, transfer and convey to Chadwick's the Old Chadwick's Stock, in each case free and clear of all liens, encumbrances, restrictions and claims whatsoever.

        2.2. Closing. The issuance of the Common Stock in exchange for the Old Chadwick's Stock contemplated by Section 2.1 (the "Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, MA 02110, at 12:01 a.m. on the date that the transactions contemplated by the Underwriting Agreement close, or such earlier date as TJX, Old Chadwick's and Chadwick's shall mutually agree in writing (the "Closing Date"); provided, however, that the Closing shall not occur earlier than one day after the date (the "Underwriting Date") that TJX enters into the Underwriting Agreement.

3.       RELATED TRANSACTIONS AND AGREEMENTS.

         3.1. Elimination of Intercompany Accounts, etc. TJX and Chadwick's hereby agree that, effective immediately prior to the Closing, an aggregate amount of $20,000,000 of the intercompany loans and advances from TJX to Old Chadwick's or CDM made on or prior to the Closing Date shall be considered to have been contributed to the capital of Old Chadwick's and will be converted to equity. On the Closing Date, Chadwick's shall pay to TJX the amount that Chadwick's estimates in good faith, after consultation with TJX, to be the excess of all intercompany loans and advances made by TJX to Old Chadwick's or CDM outstanding immediately prior to the Closing over $20,000,000 (the "Estimated Payment"). The Estimated Payment shall be subject to post-closing adjustment as provided below. The Estimated Payment as so adjusted is herein referred to as the "Final Payment."

                  (a) Within 30 days following the Closing, Chadwick's shall cause to be prepared an unaudited consolidated balance sheet of Old Chadwick's as of the time immediately prior to the Closing (the "Closing Balance Sheet") in accordance with generally accepted accounting principles applied consistently with the past practices utilized by Old Chadwick's in the preparation of its financial statements, except as noted in Schedule 3.1 hereto which Closing Balance Sheet shall list the amount of all outstanding loans and advances made by TJX to Old Chadwick's and CDM (the "Advance Amount"). TJX and its representatives shall be entitled at TJX's expense to review the Closing Balance Sheet and supporting papers and shall be permitted reasonable access to the premises, personnel and the books and records of Chadwick's or its subsidiaries for purposes of such review.

                  (b) If TJX disagrees with the Advance Amount on the Closing Balance Sheet furnished in accordance with clause (a) of this Section, TJX shall, within 30 days after receipt thereof, furnish to Chadwick's a written statement of such disagreement and shall submit such disagreement to an independent accounting firm of national standing reasonably acceptable to Chadwick's which shall conduct certain agreed upon procedures necessary to resolve the disagreement referred to it. Such accounting firm shall complete its determination as promptly as practicable following its selection, which determination shall be binding and conclusive on all parties hereto.


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
                (c) TJX, Chadwick's and Old Chadwick's agree that if the Advance Amount, as finally determined, less $20,000,000 (i) exceeds the Estimated Payment, then Chadwick's shall pay to TJX the amount of the excess together with interest thereon at the 30-day LIBOR rate (as published in The Wall Street Journal) plus 1.5%, calculated daily, from the date of the Closing to the payment date; or (ii) is less than the Estimated Payment, then TJX shall pay to Chadwick's the amount of the difference; together with interest thereon at the 30-day LIBOR rate (as published in The Wall Street Journal) plus 1.5%, calculated daily, from the date of Closing to the payment date.

         3.2. Resignations. Old Chadwick's shall use reasonable efforts to cause all Old Chadwick's Employees to resign, effective not later than the Closing, from all positions as officers of TJX or any TJX Subsidiary in which they serve. TJX shall use reasonable efforts to cause all of its own and all of its Subsidiaries' employees and directors to resign from all boards of directors or similar governing bodies of Old Chadwick's or any Old Chadwick's Subsidiary on which they serve, and from all positions as officers of Chadwick's or Old Chadwick's or any Old Chadwick's Subsidiary in which they serve; except for individuals who are employees of Old Chadwick's and not of TJX or any other TJX Subsidiary and except that Bernard Cammarata and Richard Lesser will serve on the Board of Directors of Chadwick's.

4.       CERTAIN BENEFIT PLAN MATTERS.

         4.1. Certain Chadwick's Plans; Assumption of Obligations by Chadwick's. Chadwick's hereby agrees to establish as of the Closing employee benefit plans having substantially the same terms and provisions as the TJX plans listed on
Schedule 4.1 hereto which, except as otherwise indicated on Schedule 4.1, are the only material employee benefit plans applicable to Chadwick's Employees immediately prior to the Closing. Except for Liabilities arising under such TJX plans with respect to Chadwick's Employees in the period ending immediately prior to the Closing which are retained or assumed by TJX pursuant to this
Section 4, Chadwick's hereby agrees to retain or assume under the applicable Chadwick's plan with respect to each Chadwick's Employee all Liabilities under the corresponding TJX plan; provided, however, that in no event shall Chadwick's assume under any corresponding TJX plan any liability or obligation for (i) any termination of such plan, (ii) any excise tax under Section 4971 through 4980B of the Code, (iii) any failure to file timely any required returns or reports of such plan, or (iv) any breach of fiduciary duty by a plan fiduciary with respect to such plan. Chadwick's acknowledges and agrees that TJX is making no representations or warranties hereunder or otherwise that the costs to Chadwick's of providing benefits under such plans (including without limitation costs consisting of premiums and other charges by third party service providers) will be the same as the corresponding costs heretofore incurred by TJX. Nothing in this Agreement shall be construed to prevent Chadwick's from altering or discontinuing at any time any employee benefit plans established by it pursuant to this Section 4.


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
         4.2. Certain Payments by TJX. TJX hereby agrees to pay or cause to be paid all insurance premiums or similar plan payments attributable to each participant who will become a Chadwick's Employee for the period prior to the Closing under each TJX plan listed on Schedule 4.2 hereto.

         4.3. Certain Medical Claims. TJX hereby agrees to pay or cause to be paid the following in respect of medical and dental benefits for Chadwick's Employees for periods prior to the Closing: (i) all premiums or similar employer payments that relate to periods of coverage ending prior to the Closing under the insured group health plans of TJX providing such medical and dental benefits; and (ii) reimbursement of all claims by Chadwick's Employees under the self-insured group health plans of TJX providing such medical and dental benefits for reimbursable expenses with respect to covered medical or dental services rendered prior to the Closing, but only if such claims are properly submitted within one year after the Closing.

         4.4. Certain Asset Transfers from TJX Plans to Chadwick's Plans, etc.

                  4.4.1. Pension Plan. Pursuant to Section 4.1 hereof, Chadwick's will establish a Retirement Plan, effective as of the Closing, with terms and provisions substantially similar to those under the TJX Retirement Plan but with such differences, reasonably agreeable to TJX, as are necessary or advisable to reflect the fact that Chadwick's following the Closing will not be a member of the TJX controlled group (as determined under Section 414(b) and (c) of the Code) and otherwise to reflect the transactions contemplated in, and the terms of, this Agreement. Each Chadwick's Employee who is participating in the TJX Retirement Plan immediately prior to the Closing shall cease to participate in or accrue benefits under the TJX Retirement Plan as of the Closing and shall become a participant in the Chadwick's Retirement Plan as of the Closing. Chadwick's shall cause the Chadwick's Retirement Plan to credit for all purposes each Chadwick's Employee's service with TJX or any of its Subsidiaries (and any compensation earned during such service) as if it were service with and compensation from Chadwick's to the same extent as such service was credited and such compensation taken into account under the TJX Retirement Plan.

                  TJX will cause the trustee of the trust established under the TJX Retirement Plan (the "TJX Retirement Trust") to transfer therefrom to the trust established under the Chadwick's Retirement Plan (the "Chadwick's Retirement Trust"), as soon as practicable (but in any event within 180 days) after the Closing, all liabilities under the TJX Retirement Trust for benefits accrued (whether vested or unvested) for Chadwick's Employees and assets relating to such liabilities in an amount equal to the minimum amount of assets required to be transferred in order to satisfy, with respect to the transferee Chadwick's Retirement Plan, the requirements of Section 414(l)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), assuming the application of Treasury Regulation section 1.414(l)-1(n)(2). In determining the amount of assets required to be transferred pursuant to the preceding sentence, the parties hereto expressly acknowledge and agree that the value of the accrued benefits of such Chadwick's Employees under the TJX Retirement Plan shall be determined as of the actual transfer date using the actuarial assumptions specified under section 417(e)(3) of the Code (as amended by the Retirement Protection Act of 1994) for the month in which the Closing occurs and assuming retirement at age 65 (or attained age, if later).

                  TJX will amend the TJX Retirement Plan to the extent necessary, or take other appropriate steps, to eliminate Old Chadwick's as a participating employer therein and will issue all required notifications to Chadwick's Employees who formerly participated in the TJX Retirement Plan. TJX will provide Chadwick's on a timely basis following the closing with all information to the extent reasonably requested by Chadwick's necessary or appropriate for Chadwick's to determine each Chadwick's Employee's service with TJX or any of its Subsidiaries, any compensation earned during such service and any other information relevant to the determination of benefits to which such Chadwick's Employee was entitled under the TJX Retirement Plan as of the Closing.

                  4.4.2. Savings/Profit Sharing Plans. Pursuant to Section 4.1 hereof, Chadwick's will establish one or more Savings/Profit Sharing Plans (the "Chadwick's Savings Plan"), effective as of the Closing, with terms and provisions substantially similar to the TJX Savings/Profit Sharing Plan and General Savings/Profit Sharing Plan (together, the "TJX Savings Plan") but with such differences, reasonably agreeable to TJX, as are necessary or advisable to reflect the fact that Chadwick's following the Closing will not be a member of the TJX controlled group (as determined under Section 414(b) and (c) of the Code) and otherwise to reflect the transactions contemplated in, and the terms of, this Agreement. Each Chadwick's Employee who is participating in the TJX Savings Plan immediately prior to the Closing shall cease to participate in such plan as of the Closing and shall become a participant in the Chadwick's Savings Plan as of the Closing. Each Chadwick's Employee for whose benefit Basic Contributions are made to the TJX Savings Plan for the calendar quarter in which the Closing occurs and who is employed by Chadwick's or a Chadwick's Subsidiary at the end of such calendar quarter or who prior thereto dies, retires (on or after age 65) or leaves by reason of total disability, will, with respect to pay periods ending on or before the Closing, have matching contributions credited by TJX to his or her account under the TJX Savings Plan with respect to such Basic Contributions. Chadwick's will cause the Chadwick's Savings Plan to credit for all purposes each Chadwick's Employee's service with TJX or any of its Subsidiaries as if it were service with Chadwick's to the same extent as such service was credited and such compensation taken into account under the TJX Savings Plan.

                  TJX will cause the trustee of the trust established under the TJX Savings Plan (the "TJX Savings Trust") to transfer to the trust established under the Chadwick's

         Savings Plan (the "Chadwick's Savings Trust"), as soon as practicable after the end of the calendar quarter in which the Closing occurs but in no event later than December 31, 1996, the assets allocable to the individual account balances maintained for Chadwick's Employees under the TJX Savings Plan determined as of the date of such transfer, whether vested or unvested.

                  TJX will amend the TJX Savings Plan to the extent necessary, or take other appropriate steps, to eliminate Old Chadwick's as a participating employer therein, and will issue required notifications to Chadwick's Employees who formerly participated in the TJX Savings Plan. TJX will provide Chadwick's on a timely basis following the closing with all information to the extent reasonably requested by Chadwick's necessary or appropriate for Chadwick's to determine each Chadwick's Employee's service with TJX or any of its Subsidiaries, any compensation earned during such service and any other benefits to which such Chadwick's Employee was entitled under the TJX Savings Plan as of the Closing.

                  4.4.3. Executive Life Insurance Policies. TJX hereby agrees to transfer to Chadwick's as of the Closing the life insurance policies listed on Schedule 4.4.3 hereto. TJX will provide Chadwick's promptly following the Closing with all information reasonably requested by Chadwick's with respect to such policies, including, without limitation information as to ownership, cash value, loan balances and premium costs.

         4.5.     Stock Options; Certain Other Plans.

                  4.5.1. Replacement Stock Options. Promptly following the Closing, TJX shall furnish to Chadwick's a list of each person who became a Chadwick's Employee as of the Closing Date who holds options to purchase shares of TJX Common Stock that were unvested as of the Closing Date ("TJX Options"), the number of shares covered by each TJX Option, the option exercise price under each TJX Option, the expiration date of each TJX Option, and the vesting schedule for each TJX Option. Chadwick's hereby agrees to issue to each such Chadwick's Employee a Chadwick's option such that the difference between the aggregate exercise price under such Chadwick's option for all shares of Chadwick's Common Stock issuable thereunder and the fair market value of the shares of Chadwick's Common Stock issuable thereunder equals, as nearly as practicable, the difference between the aggregate exercise price of the corresponding TJX Options (which must be surrendered to TJX) and the aggregate fair market value of the TJX Common Stock issuable upon exercise of such TJX Options. The exercise price per share of each Chadwick's option issued under this Section 4.5.1 shall bear the same ratio to the fair market value of Chadwick's Common Stock as the exercise price per share of the corresponding TJX Option bears to the value of TJX Common Stock.

                  4.5.2. Certain Valuations. For purposes of Section 4.5.1, the fair market value of Chadwick's Common Stock shall be deemed to be the price to the public as set forth in the final Prospectus and the fair market value of the TJX Common Stock shall be deemed to be the closing price of the TJX Common Stock on the New York Stock Exchange on the date of such final Prospectus.

                  4.5.3. Miscellaneous. All such Chadwick's options will be issued under Chadwick's's 1996 Equity Incentive Plan, and will be subject to substantially the same terms (including proportionate vesting) as the corresponding surrendered TJX stock options.

                  4.5.4. General Deferred Compensation Plan. Pursuant to Section
         4.1 hereof, Chadwick's will establish a General Deferred Compensation Plan, effective as of the Closing, with terms and provisions substantially similar to those under the TJX General Deferred Compensation Plan. Liabilities in respect of Chadwick's Employees under the TJX General Deferred Compensation Plan shall continue to be liabilities of TJX and shall not be assumed by Chadwick's under the Chadwick's General Deferred Compensation Plan.

                  4.5.5. SERP. Pursuant to Section 4.1 hereof, Chadwick's will establish a Supplemental Executive Retirement Plan (the "Chadwick's SERP"), effective as of the Closing, with terms and provisions substantially similar to those under the TJX Supplemental Executive Retirement Plan (the "TJX SERP"). Liabilities in respect of benefits of Chadwick's Employees under the TJX SERP, whether or not vested, shall be assumed by Chadwick's as of the Closing under the Chadwick's SERP, which shall make provision therefor by appropriately crediting pre-Closing service and compensation with TJX and its Subsidiaries.

                  4.5.6. Retiree Medical. Chadwick's shall not be obligated to establish a plan providing post-retirement medical benefits to Chadwick's Employees. Chadwick's Employees who as of the date of the Closing satisfied the age and service requirements for eligibility under the retiree medical plan maintained by TJX ("TJX Retiree Medical Plan") shall be entitled, upon their retirement from Chadwick's (such "retirement" to be defined with reference to the term in the TJX Retiree Medical Plan), to receive retiree medical benefits under the TJX Retiree Medical Plan, as from time to time in effect.

         4.6. No Employment Obligation. Nothing contained here shall be deemed to require Chadwick's to retain any Chadwick's Employee in its employ for any period following the Closing, and Chadwick's shall be free to retain or terminate any Chadwick's Employee in its sole discretion. TJX shall have no liability for any severance or other obligation which may be owing to a Chadwick's Employee by reason of a termination following the Closing.

5.       INSURED CLAIMS.

         5.1. Workers' Compensation, General Liability and Vehicle Liability Insured Claims.

                  (a) TJX hereby agrees to retain or assume, subject to the future adjustments as described in paragraphs (b) and (c) of this Section, all Liabilities of Chadwick's consisting of Insured Claims pertaining to Chadwick's (i) for periods prior to the Closing and (ii) under those Policies listed on Part I of Schedule 1.

                  (b) Within 60 days following each annual anniversary of the Closing Date until and including the tenth annual anniversary thereof, TJX shall provide to Chadwick's a statement in the form of Schedule 5.1(b), accompanied by reasonable detail with respect to the calculation and components thereof, of the aggregate cumulative amount of Insured Claims referred to in Section 5.1(a) actually incurred by Chadwick's for the period with respect to each Policy listed on Section A of Part I of Schedule 1, beginning on the commencement date of such Policy indicated thereon and ending on such anniversary date (the "Actual Liability"). If the Actual Liability calculated annually as of the fifth through the tenth anniversary dates, as the case may be, exceeds the liability "As Charged" per Schedule 5.1(b), then Chadwick's shall pay to TJX the amount of such excess within 30 days of receipt of statement. If such Actual Liability is less than the liability "As Charged", then TJX will reimburse the difference to Chadwick's within 30 days of acceptance by Chadwick's of the Actual Liability shown on the statement. The liability "As Charged" will be updated annually to reflect any and all payments between TJX and Chadwick's.

                  (c) Within 60 days following the tenth anniversary of the Closing Date, Chadwick's and TJX shall agree upon the final aggregate Actual Liability with respect to the Insured Claims, determined as provided in Section 5.1(d). If that final aggregate Actual Liability is greater than the amount As Charged to date, then Chadwick's shall pay TJX the difference. If that final aggregate Actual Liability is less than the amount As Charged to date, then TJX shall pay Chadwick's the difference. If TJX and Chadwick's shall fail to agree with respect to such amount within such 60-day period, the matter shall be submitted to binding arbitration in the Commonwealth of Massachusetts under the commercial arbitration rules of the American Arbitration Association before a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators or, if they are unable to agree, by the American Arbitration Association. Any award made in any such arbitration may be enforced in any court of competent jurisdiction.

                  (d) For the purposes of this Section 5.1 the amount of such Insured Claims referred to in this Section 5.1 that shall be deemed to have been actually incurred by Chadwick's with respect to calculations of the Actual Liability as of any anniversary of the Closing Date shall be the sum of (i) the aggregate payments made by the respective insurance companies to the respective claimants in respect of such Insured Claims under such Policies listed on Section A of Part I of Schedule 1, plus (ii) the estimated remaining liabilities as determined by the insurance company or an actuary in respect of such Insured Claims, plus (iii) Variable Expenses which will consist of claims administrative charges, premium taxes, residual market loads and other state or local insurance taxes assessed in respect of the amounts described in this clause or the preceding clauses (i) and (ii). The Variable Expenses shall be the percentage factor that the insurance carrier uses to charge for the variable expenses and as shown on
         Schedule 5.1(b). The percentage factor for the policy period July 1, 1996 through the Closing Date shall be either the percentage factor used by the insurance company to charge for the variable expenses or if no percentage factor is used by the insurance company, 12.7%. If TJX makes any payments following the Closing Date which are the responsibility of the insurance companies issuing Policies listed on
         Part 1 but not paid by such insurance companies or any relevant state guarantee funds; the payment, less any recoveries or other compensating payments in respect of such Insured Claims actually received by TJX or Chadwick's, shall be added to the Actual Liability on Schedule 5.1(b).

         5.2. Property and Similar Insurance. TJX hereby agrees to keep in place each of the Policies listed on Part II of Schedule 1 through the Closing Date and to maintain Chadwick's and the Chadwick's Subsidiaries as named insureds under such Policies through such date. With respect to any Insured Claims pertaining to Chadwick's arising under such Policies that have not been settled as of the Closing Date (or that arise following the Closing), Chadwick's shall be entitled to any proceeds (net of deductible) under such Policies pertaining to such Insured Claims.

         5.3. Surety Bonds, etc. Part III of Schedule 1 lists the surety bonds and similar obligations maintained by TJX (the "Bonds") that relate to Chadwick's and are expected to remain in force following the Closing Date. TJX hereby agrees to take reasonable efforts to transfer such Bonds (or Chadwick's's interest in any Bonds jointly maintained by TJX and Old Chadwick's) to Chadwick's after the Closing Date. If any of such Bonds are not transferable, TJX and Chadwick's shall cooperate, in good faith, to allocate to Chadwick's the benefits and obligations arising under such Bonds, and Chadwick's shall pay to TJX its allocable portion of the costs in respect thereof.

         5.4. Fiduciary Policies. TJX hereby agrees to keep in place each of the Policies listed on Part IV of Schedule 1 through the Closing Date.

         5.5.     Claims Administration.

                  (a) Chadwick's and TJX shall cooperate with respect to all aspects of administering the Insured Claims retained by TJX pursuant to
         Section 5.1 hereof, including, without limitation (i) the processing of claims made under the Policies, including the reporting of claims to the insurance carrier, management and defense of claims and providing for appropriate releases upon settlement of claims, (ii) the reporting to excess insurance carriers of any losses or claims which may cause the per- occurrence or aggregate limits of any Policy to be exceeded and (iii) the collection of insurance proceeds. Subject to the contractual rights of the insurance companies under the Policies to manage and settle Insured Claims, Chadwick's shall be entitled to make all substantive decisions with respect to the management, defense and settlement of Insured Claims (including, without limitation, through the issuance from time to time of appropriate standing instructions). TJX shall be entitled to all insurance proceeds under any of the Policies except as provided in Section 5.2 and any recoveries or other compensating payments in respect of such insured claims.

                  (b) Chadwick's shall be entitled, upon request and at reasonable times and places, to audit the books and records of TJX that relate to the Policies and any Insured Claims arising thereunder. TJX shall be entitled, upon request and at reasonable times and places, to audit the books and records of Chadwick's, Old Chadwick's or their insurance company that relate to any Insured Claim. Chadwick's shall pay for any such audit unless material discrepancies (overcharges to Chadwick's of more than 5%) are disclosed. If such audit discloses material discrepancies, TJX shall pay Chadwick's the charges (fees and expenses) associated with the audit.

         5.6. Miscellaneous. Except as indicated on Schedule 1, on or about the Closing Date, existing Policies shall be replaced with corresponding policies insuring Chadwick's. Both Chadwick's and TJX agree that they shall, in good faith, amend Section 5 of this Agreement with respect to Policies which are intended to be but which are not actually separated on or about the Closing Date and such amendment shall carry out the intent of the parties as contemplated herein.

6.       INDEMNIFICATION.

         6.1. Indemnification by TJX. Except as set forth in the Tax Allocation Agreement, TJX shall indemnify, defend and hold harmless Chadwick's, each of Chadwick's Affiliates (including Old Chadwick's) and each of their respective, directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (the "Chadwick's Indemnitees") from and against (i) those Liabilities of Chadwick's which TJX has agreed to retain or assume pursuant to Sections 4 or 5 hereof, (ii) any breach of any representation, warranty, covenant or agreement by TJX contained in this Agreement or in the Transaction Documents and (iii) any loss, liability, claim, damage or expense (including reasonable legal fees and expenses and including all amounts paid in investigation or defense of the foregoing) (collectively, "Indemnifiable Losses") of the Chadwick's Indemnitees arising out of or due to the failure or alleged failure of TJX or any of its Affiliates to pay, perform or otherwise discharge in due course any such Liabilities.

         6.2. Indemnification by Chadwick's. Except as set forth in the Tax Allocation Agreement, Chadwick's shall indemnify, defend and hold harmless TJX and each of its Affiliates, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (the "TJX Indemnitees") from and against (i) those Liabilities of TJX which Chadwick's or Old Chadwick's has agreed to retain or assume pursuant to Sections 4 or 5 hereof, (ii) any breach of any representation, warranty, covenant or agreement by Chadwick's or Old Chadwick's contained in this Agreement or in the Transaction Documents and (iii) any and all Indemnifiable Losses of the TJX Indemnities arising out of or due to the failure or alleged failure of Chadwick's or Old Chadwick's or any of their Affiliates to pay, perform or otherwise discharge in due course any such Liabilities.

         6.3. Limitations on Indemnification Obligations. (a) The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Sections 6.1 or 6.2 hereof shall be reduced (including, without limitation, retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an Indemnifiable Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Indemnifiable Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received (net of any expenses in obtaining the same).

         (b) If any Indemnifiable Loss gives rise to a deduction or deductions from the taxable income of the Indemnitee, any claim for indemnification shall be reduced by the amount of permanent tax benefit actually received and not payable pursuant to the Tax Allocation Agreement on a present value basis by the Indemnitee or the Indemnitee's consolidated tax group (if the Indemnitee is part of a consolidated tax group). Any future tax benefits shall be discounted to present value at the LIBOR rate published in The Wall Street Journal at the time of the indemnification payment plus 1.5%. Any indemnification payment shall be grossed up so as to be in an amount sufficient to cover any taxes imposed on the indemnification so that the net amount received is equal to the amount which should have been paid had no taxes been imposed on the indemnification.

         6.4.     Procedure for Indemnification.

                  6.4.1. Third Party Claims; Notice. If an Indemnitee shall receive notice or otherwise learn of the assertion by any other Person of any claim or of the commencement by any such Person of any Action (a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Section 6, such Indemnitee shall give such Indemnifying Party written notice thereof within 10 business days after becoming aware of such Third Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section 6.4.1 shall not relieve the related Indemnifying Party of its obligations under this Section 6, except to the extent that such Indemnifying Party actually is prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee. Thereafter, such Indemnitee shall deliver to such Indemnifying party, within 5 business days after the Indemnitee's receipt thereof, copies of all notices and documents received by the Indemnitee relating to the Third Party Claim (including court papers).

                  6.4.2. Defense of Third Party Claims. In case any Third Party Claim is brought against the Indemnitee, the Indemnifying Party will be entitled to participate in and to assume the defense thereof to the extent that it may wish, with counsel reasonably satisfactory to such Indemnitee, and after notice from an Indemnifying Party to such Indemnitee of its election so to assume the defense thereof, such Indemnifying Party will not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, however, that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitee and in any Indemnitee's reasonable judgment a conflict of interest between one or more of such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party for all Indemnitees with respect to any single Third Party Claim or group of consolidated related Third Party Claims) shall be paid by such Indemnifying Party.

                  6.4.3. Cooperation by Indemnitee. If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, each related Indemnitee shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise, and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claim.

                  6.4.4. Limitation on Authority to Settle Claim. Notwithstanding anything else in this Section 6.4 to the contrary, neither an Indemnifying Party nor an Indemnitee shall settle or compromise any Third Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to each related Indemnitee or the Indemnifying Party and each other related Indemnitee, as the case may be, of a written release from all Liability with respect to such Third Party Claim.

                  6.4.5. Other Claims. Any claim on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment and shall have no further right to contest the validity of such claim. If such Indemnifying Party does respond within such 30-day period and rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Indemnitee under applicable law.

                  6.4.6. Subrogation to Rights of Indemnitee. In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim of the full amount payable under this Section 6 in respect thereof, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or as against any other Person. In such event, such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         6.5. Remedies Cumulative. The remedies provided in this Section 6 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party; provided, however, that all remedies sought or asserted by an Indemnitee against an Indemnifying Party with respect to an Indemnifiable Loss shall be limited by and be subject to the provisions of this Section 6.

         6.6. Limitation on Indemnification and Remedies. Notwithstanding the foregoing, in no event will the parties hereto or any of their respective Subsidiaries or any of their respective directors, officers, employees, agents or Affiliates be liable to any Person, for lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if such party or any of its Subsidiaries or any of their respective directors, officers, employees, agents or Affiliates has been advised of the possibility of such damages. In addition, in no event shall an Indemnified Party be liable for any Third Party Claim settled or compromised by an Indemnitee without the written consent of the Indemnifying Party.

7.       ACCESS TO INFORMATION AND SERVICES.

         7.1. Provision of Corporate Records. Except as otherwise provided by the Services Agreement, TJX shall arrange as soon as practicable following the Closing Date for the transportation at Chadwick's cost to Chadwick's of existing corporate records in TJX's possession relating to Old Chadwick's, including original corporate minute books, stock ledgers and certificates and corporate seals of each of Old Chadwick's and CDM, and all active agreements, active litigation files and records of filings. TJX shall also provide to Chadwick's, unless already in the possession of Chadwick's or a Chadwick's Subsidiary and only to the extent that TJX maintains them, lists of trademarks, tradenames and copyrights of Old Chadwick's and CDM.

         7.2. Access to Information; Cooperation. (a) From and after the Closing Date, TJX shall afford to Chadwick's and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") within TJX's possession relating to Old Chadwick's and CDM, insofar as such access is reasonably required by Chadwick's. Chadwick's likewise shall afford to TJX and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to third parties possessing information) and duplicating rights during normal business hours to Information relating to Old Chadwick's and CDM within Chadwick's possession, insofar as such access is reasonably required by TJX. Information may be requested under this Section 7.2 for, without limitation, audit, accounting, claims, litigation, insurance and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

         (b) From and after the Closing Date, Chadwick's shall prepare and provide TJX with copies of its unaudited monthly and quarterly consolidated financial statements and audited annual consolidated financial statements, all prepared in accordance with generally accepted accounting principles (including quarterly and annual closing dates), and such other information that TJX may request from Chadwick's or its Subsidiaries in order to prepare and make timely filings with the Securities and Exchange Commission in compliance with the Securities Act and to make timely public releases of financial information in accordance with TJX's past practices. TJX and Chadwick's shall use reasonable efforts to coordinate with each other the timing of any filing with the Securities and Exchange Commission in which TJX or Chadwick's will include information with respect to the other; provided, however, that neither TJX or Chadwick's shall be required to delay the making of any filing beyond the date such is required to be made with the Securities and Exchange Commission.

         7.3. Production of Witnesses. At all times from and after the Closing Date, each of Chadwick's and TJX shall use reasonable efforts to make available to the other upon written request its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

         7.4. Reimbursement. Except to the extent otherwise contemplated by the Services Agreement or any other Transaction Document, a party providing Information or Services as defined in the Services Agreement or personnel to the other party under this Section 7 shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Information or Services; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to personnel of the providing party.

         7.5. Retention of Records. Except as otherwise required by law or agreed to in writing, each of TJX, Chadwick's and Old Chadwick's shall retain, and shall cause its Subsidiaries to retain, for a period of at least ten years following the Closing Date, all Information within such parties' possession relating to the other and the other's Subsidiaries that exists as of the Closing Date; provided, however, that after the expiration of such ten-year period, such Information shall not be destroyed or otherwise disposed of at any time, unless, prior to such destruction or disposal, (i) the party proposing to destroy or otherwise dispose of such Information, shall provide no less than 90 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

         Without limiting the generality of the foregoing provisions of this
Section 7.5 or of Section 7.2 hereof, the Information to be retained by Chadwick's and made available to TJX hereunder shall include such benefits information and data with respect to Chadwick's Employees for the period prior to the Closing Date as was delivered to Chadwick's by TJX pursuant to this Agreement.

         7.6. Confidentiality. Each of TJX on the one hand, and Chadwick's on the other hand, shall hold, and shall cause its Subsidiaries, Affiliates, consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information is or has been (a) in the public domain through no fault of such party; or (b) later lawfully acquired from other sources by such party, and each party shall not release or disclose such Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or, as advised by its counsel, by other requirements of law.

         7.7. Customer Lists. (a) TJX acknowledges and agrees that all current customer lists and other current customer-related information concerning the customers of Old Chadwick's are the sole property of Old Chadwick's and shall not be used by TJX or its Subsidiaries or disclosed by TJX or its Subsidiaries, except as provided in subsection (b) or as otherwise agreed to in writing by Chadwick's. Chadwick's acknowledges and agrees that all current customer lists and other current customer-related information concerning the customers of TJX and its Subsidiaries are the sole property of TJX and its Subsidiaries and shall not be used by Chadwick's or its Subsidiaries or disclosed by Chadwick's or its Subsidiaries, except as otherwise provided in subsection (b) or as otherwise agreed to in writing by TJX.

                  (b) Nothing herein shall restrict TJX or any of its subsidiaries from using any customer list and customer-related information of Old Chadwick's previously provided to TJX by Old Chadwick's, except that the customer list and related customer-related information of Old Chadwick's that Old Chadwick's most recently provided to TJX may be used by TJX and its subsidiaries solely for credit related purposes. Furthermore, nothing herein shall restrict Old Chadwick's from using any customer list and customer-related information of TJX previously provided to Old Chadwick's by TJX, except that Old Chadwick's may only use the large size customer list previously provided to Old Chadwick's by TJX for the purpose of allowing Old Chadwick's to mail Old Chadwick's catalogs to the customers listed therein.

8.       REPRESENTATIONS AND WARRANTIES OF CHADWICK'S.

         Chadwick's hereby represents and warrants as follows:

         8.1. Organization, Standing and Power. Chadwick's is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Chadwick's has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted prior to or on the Closing Date and to execute, deliver and perform this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated.

         8.2. Authority. The execution, delivery and performance by Chadwick's of this Agreement and the Transaction Documents and the consummation by Chadwick's of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Chadwick's (including without limitation the approval by its Board of Directors and any approval or consent of stockholders required by law or by its Certificate of Incorporation or By-laws). This Agreement and the Transaction Documents are the legal, valid and binding obligations of Chadwick's, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and is subject to general principles of equity.

         8.3. No Conflicts. Neither the execution and delivery of this Agreement or any of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby nor compliance by Chadwick's with any of the provisions hereof or thereof; will:

                  (a) conflict with or result in a breach of any provisions of Chadwick's Certificate of Incorporation or By-laws; or

                  (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Chadwick's pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Chadwick's is a party or by which Chadwick's or any of its properties or assets may be bound and which is material to the operations of Chadwick's except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained by Chadwick's on or prior to the Closing Date; or

                  (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Chadwick's or any of its properties or assets.

         8.4.     Capital Structure.

                  (a) Upon the Closing of the Offering contemplated hereby, the authorized capital stock of Chadwick's will consist of:

                  (i) 35,000,000 shares of Common Stock, par value $0.01 per share, of which 15,178,847 shares will be validly issued and outstanding; and

                  (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares will be validly issued and outstanding.

                  (b) All outstanding shares of Chadwick's capital stock will have been duly authorized and validly issued, will be fully paid and non-assessable, and will not have been issued in violation of any pre-emptive rights.

                  (c) Except as set forth on Schedule 8.4, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly:

                  (i) calls for the issuance, sale, pledge or other disposition of any shares or of any other capital stock of Chadwick's or any securities convertible into, or other rights to acquire, any such shares or other capital stock of Chadwick's; or

                  (ii) obligates Chadwick's to grant, offer or enter into any of the foregoing; or

                  (iii) relates to the voting or control of such shares, capital stock, securities or rights.

         8.5. Title to Shares. Upon issuance and delivery to TJX of the Chadwick's Common Stock, and subject to the terms of the Underwriting Agreement, Chadwick's will convey to TJX legal and valid title to the Common Stock free and clear of all liens, encumbrances and claims whatsoever.

         8.6. Consents and Approvals. Except as set forth on Schedule 8.6, no authorization, consent, order or approval of or notice to or filing with, any federal, state or local governmental authority is required in connection with the execution, delivery and performance by Chadwick's or Old Chadwick's of the transactions contemplated hereby and by the Transaction Documents.

         8.7. Formation. Chadwick's has been formed prior to the Closing solely to permit registration of its common stock with the Securities and Exchange Commission and to enable it to acquire all of the Old Chadwick's stock at the Closing. Except for activities incident to these actions, prior to Closing, Chadwick's will have engaged in no activities and will have carried on no business.

         8.8. Underwriting Agreement. To Chadwick's knowledge, the representations and warranties of Chadwick's set forth in Section 1(a) of the Underwriting Agreement are true and correct, provided, however, that as to any matter covered both by the foregoing provisions of this Section 8 and such representations and warranties, the applicable foregoing provisions of this
Section 8 shall govern.

9.       REPRESENTATIONS AND WARRANTIES OF TJX.

         TJX hereby represents and warrants as follows:

         9.1. Organization, Standing and Power of TJX. TJX is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. TJX has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted prior to the Closing Date and to execute, deliver and perform this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated.

         9.2. Organization of Old Chadwick's. Old Chadwick's is a corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

         9.3. Authority. The execution, delivery and performance by TJX of this Agreement and the Transaction Documents and the consummation by TJX of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of TJX (including without limitation the approval of its Board of Directors). This Agreement and the Transaction Documents are the legal, valid and binding obligations of TJX, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and is subject to general principles of equity.

         9.4. No Conflicts. Neither the execution and delivery of this Agreement or any of the Transaction Documents nor the consummation of the transactions contemplated hereby or thereby nor compliance by TJX with any of the provisions hereof or thereof; will:

                  (a) conflict with or result in a breach of any provision of TJX's Certificate of Incorporation or By-laws; or

                  (b) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of TJX pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which TJX is a party or by which TJX or any of its respective properties or assets may be bound and which is material to the operations of TJX except for such conflicts, breaches or defaults as to which written waivers or consents shall have been obtained by TJX on or prior to the Closing Date; or

                  (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TJX or any of its properties or assets.

         9.5.     Capital Structure of Old Chadwick's.

                  (a) The authorized capital structure of Old Chadwick's consists of 250,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are validly issued and outstanding; and

                  (b) All outstanding shares of Old Chadwick's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive rights.

                  (c) Except for this Agreement and the transactions contemplated hereby, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly:

                  (i) calls for the issuance, sale, pledge or other disposition of any shares or any other capital stock of Old Chadwick's or any securities convertible into, or other rights to acquire, any such shares or other capital stock of Old Chadwick's; or

                  (ii) obligates Old Chadwick's to grant, offer or enter into any of the foregoing; or

                  (iii) relates to the voting or control of such shares, capital stock, securities or rights.

         9.6. Title to Shares. Upon the sale and delivery to Chadwick's of the Old Chadwick's Stock, TJX will convey to Chadwick's legal and valid title to the Old Chadwick's Stock free and clear of all liens, encumbrances and claims whatsoever.

         9.7. Consents and Approvals. No authorization, consent, order or approval of or notice to or filing with, any federal, state or local governmental authority is required in connection with the execution, delivery and performance by TJX of the transactions contemplated hereby and by the Transaction Documents.

         9.8. Old Chadwick's Subsidiaries.

                  (a) The only Subsidiary of Old Chadwick's is CDM. Old Chadwick's owns, of record and beneficially, all of the issued and outstanding shares of capital stock of CDM and has legal and valid title thereto free and clear of all liens, encumbrances and claims whatsoever.

                  (b) The authorized capital structure of CDM consists of 1,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are validly issued and outstanding; and

                  (c) All outstanding shares of CDM's capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive rights.

                  (d) Except for this Agreement and the transactions contemplated hereby, there is outstanding no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly:

                  (i) calls for the issuance, sale, pledge or other disposition of any shares or any other capital stock of CDM's or any securities convertible into, or other rights to acquire, any such shares or other capital stock of CDM's; or

                  (ii) obligates CDM's to grant, offer or enter into any of the foregoing; or

                  (iii) relates to the voting or control of such shares, capital stock, securities or rights.

         9.9. Underwriting Agreement. To TJX's knowledge, the representations and warranties of TJX set forth in Section 1(a) of the Underwriting Agreement are true and correct, provided, however, that as to any matter covered both by the foregoing provisions of this Section 9 and such representations and warranties the applicable foregoing provisions of this Section 9 shall govern.

10.      CERTAIN COVENANTS OF THE PARTIES.

         Chadwick's and TJX hereby covenant to and agree with one another as follows:

         10.1. Conduct of Business. Chadwick's and Old Chadwick's will take such action that is necessary to effect the offering and sale of Common Stock pursuant to the Underwriting Agreement.

         10.2. Fees and Expenses. TJX shall be solely responsible for, and shall promptly discharge or reimburse Chadwick's for all legal and accounting fees relating to the transactions contemplated hereby and all costs and expenses of Chadwick's and Old Chadwick's of the Offering, including filing fees, amounts due the underwriters of the Offering, printing costs and expenses, legal and accounting fees and expenses, mailing and delivery charges and expenses incurred in connection with presentations to prospective investors by officers of Chadwick's, but excluding any liability incurred by Chadwick's pursuant to
Section 8 of the Underwriting Agreement or otherwise incurred by Chadwick's under applicable securities laws or other laws in connection with the Offering.

         10.3. Tax Covenants.

                  (a) Chadwick's agrees that for at least a two (2) year period following the closing, each of Chadwick's and Old Chadwick's shall remain in existence as a separate corporation; provided, however, that Chadwick's or Old Chadwick's may merge or consolidate with another corporation or corporations to the extent that such merger or consolidation will not affect adversely the tax consequences of the Exchange under Section 338(h)(10) of the Code.

                  (b) No later than two (2) business days after the Closing, TJX will sell 61% of the Common Stock to the Underwriters, as such term is defined in the Prospectus, pursuant to the Underwriting Agreement.

         10.4. Sale of Shares. TJX acknowledges that the Common Stock may be resold only upon registration under the Securities Act of 1933 or pursuant to an exemption from registration thereunder.

         10.5. Certain Payments by the Parties.

                  (a) To the extent that TJX, on the one hand, or Chadwick's or Old Chadwick's, on the other hand, receive any payment after the Closing which belongs to the other party, it shall promptly pay over such payment to the other party.

                  (b) Chadwick's shall promptly reimburse TJX for any post-Closing drawdowns or demand made upon TJX or any of its Subsidiaries under letters of credit or under any other guarantees issued or given by TJX for the benefit of Old Chadwick's.

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF CHADWICK'S.

         The obligations of Chadwick's to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as Chadwick's may waive (other than the condition contained in Section 11.3, which condition Chadwick's shall not be entitled to waive);

         11.1. Representations, Warranties and Covenants of TJX. TJX shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of TJX contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects of the specified date. Chadwick's shall have received a certificate executed by or on behalf of TJX, and dated as of the Closing Date, (a) certifying as to the fulfillment of the conditions set forth in this Section
11.1 and (b) attaching thereto a certified copy of the resolutions of TJX's Board of Directors or an authorized committee thereof approving this Agreement.

         11.2. No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result hereof shall be pending or threatened as of the Closing Date.

         11.3. Other Agreements. TJX, Chadwick's and Old Chadwick's shall have executed and delivered the Underwriting Agreement and each other Transaction Document.

         11.4. Credit Agreement. Chadwick's shall have entered into contemporaneously with the Closing a credit facility or facilities that, in the reasonable judgment of TJX and Chadwick's, shall be sufficient to meet Chadwick's financing needs after the Closing and shall otherwise be on terms and conditions reasonably satisfactory to Chadwick's and TJX.

12.      CONDITIONS PRECEDENT TO OBLIGATIONS OF TJX.

         The obligations of TJX to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as TJX may waive (other than the conditions set forth in Section 12.3, which condition may not be waived):

         12.1. Warranties, Representations and Covenants of Chadwick's. Chadwick's shall have complied in all material respects with all of its agreements and covenants contained herein required to be complied with at or prior to the Closing Date, and all the representations and warranties of Chadwick's contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent that such representations and warranties expressly make reference to a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true in all material respects as of the specified date. TJX shall have received a certificate executed by or on behalf of Chadwick's, and dated as of the Closing Date, (a) certifying as to the fulfillment of the conditions set forth in this Section
12.1 and (b) attaching thereto a certified copy of the resolutions of Chadwick's Board of Directors approving this Agreement.

         12.2. No Governmental or Other Proceeding. No order of any court or governmental or regulatory authority or body which restrains or prohibits the transactions contemplated hereby shall be in effect on the Closing Date and no suit or investigation by any government agency to enjoin the transactions contemplated hereby or seek damages or other relief as a result thereof shall be pending or threatened as of the Closing Date.

         12.3. Other Agreements. Chadwick's, Old Chadwick's and TJX shall have executed and delivered the Underwriting Agreement and each other Transaction Document.

13.      CERTAIN INTERCOMPANY RELATIONSHIPS.

         13.1. Services Agreement. TJX and its subsidiaries currently provide various services to Old Chadwick's. Effective upon the Closing, TJX and its subsidiaries will only provide certain services as provided in and pursuant to a services agreement (the "Services Agreement") to be entered into effective as of the Closing between TJX and Chadwick's.

         13.2. Payment Guarantee. TJX currently provides a guarantee of payment to Old Chadwick's vendors through a Dun & Bradstreet notification. Chadwick's and Old Chadwick's acknowledge that TJX intends to terminate such guarantee as to liabilities incurred after the Closing, at the earliest date such termination may become effective.

         13.3. New York City Office. The parties hereto agree to negotiate in good faith a separate agreement with respect to Old Chadwick's use of certain office space located in New York City that will provide for proportionate historical cost sharing of the facilities, whether or not the parties are permitted to continue occupancy thereof.

         13.4. Other Agreements. With respect to any contract to which TJX or any of its subsidiaries is a party under which Old Chadwick's currently benefits or participates, Chadwick's agrees to reimburse TJX for its proportionate costs thereunder. TJX may decide unilaterally to terminate any such contract without notice to or agreement by Chadwick's. Unless it otherwise agrees in writing, Chadwick's shall not be obligated with respect to any extension or renewal of any such contract by TJX or any subsidiary of TJX party thereto.

14.      DELIVERIES AT CLOSING.

         14.1. Deliveries by Chadwick's. At the Closing, Chadwick's shall deliver, or cause to be delivered, to TJX the following:

                  (a) one or more stock certificates representing an aggregate of 15,187,847 shares of Chadwick's Common Stock, duly executed and indicating TJX as holder thereof;

                  (b) the certificate referred to in Section 12.1; and

                  (c) the Estimated Payment.

         14.2. Deliveries by TJX. At the Closing, TJX shall deliver, or cause to be delivered, to Chadwick's the following:

                  (a) stock certificates representing all of the shares of Old Chadwick's Stock, duly endorsed in blank or accompanied by appropriate stock transfer powers executed by TJX;

                  (b) the certificate referred to in Section 11.1.

15. TERMINATION PRIOR TO CLOSING. This Agreement may be terminated prior to the Closing (a) by TJX in writing or (b) by termination of the Underwriting Agreement.

16.      MISCELLANEOUS.

         16.1. Severability. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and a determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provisions as it may apply to other persons or circumstances.

         16.2. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), except that TJX may, at its election and without the prior written consent of Chadwick's, assign this Agreement to any direct or indirect wholly-owned subsidiary or any other Affiliate of TJX so long as the representations and warranties of TJX made herein are equally true of such assignee. If this Agreement is assigned with such consent or pursuant to such exception, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the rights and obligations hereof shall relieve any party of its obligations under this Agreement. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any and any Indemnitee rights occurring by virtue of this Agreement.

         16.3. Survival. The representations, warranties, covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive until the expiration of such specified term.

         16.4. Notices. Any notice, request, instruction or other document (each, a "notice") to be given hereunder by any party hereto to any other party hereto shall be in writing and shall be deemed to have been duly given if delivered personally, sent by facsimile transmission, or registered or certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party or parties hereto:

                (a)      if to Chadwick's or Old Chadwick's to:

                         35 United Drive
                         West Bridgewater, MA  02379
                         Attention:  Chief Executive Officer

                         with a copy to:

                         Constantine Alexander, Esq.
                         Nutter, McClennen & Fish, LLP
                         One International Place
                         Boston, MA  02110

                (b)      if to TJX to:

                         770 Cochituate Road
                         Framingham, MA
                         Attention:  Donald G. Campbell, Chief Financial Officer

                         with a copy to:

                         Arthur G. Siler, Esq.
                         Ropes & Gray
                         One International Place
                         Boston, MA  02110

         Any such notice, request, instruction or document shall be deemed to have been received on the date of delivery thereof.

         16.5. Governing Law. The validity, performance and enforcement of this Agreement and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

         16.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of any provision of, this Agreement.

         16.7. Word Usage. Whenever required by the context and as used in this Agreement, the singular shall include the plural and pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification of the party in question may require.

         16.8. Counterparts; Modification. This Agreement (a) may be executed in two or more counterparts, each which shall be deemed to be an original, but all of which shall constitute one and the same agreement and (b) may be amended only by an instrument in writing intended for that purpose executed jointly by an authorized representative of each party hereto.

         16.9. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all other prior agreements and understandings among the parties hereto with respect to this subject matter.

         16.10. Further Assurances. From and after the Closing Date, each party, at the request of the other party and at the requesting party's expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Common Stock in TJX and otherwise enable Chadwick's and TJX to enjoy the respective benefits contemplated by this Agreement.

         16.11. Public Announcements. Chadwick's and TJX shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement except as required by law or any other provision of this Agreement, and the transactions contemplated hereby and shall not issue any such press release or make any public statement prior to such consultation.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunder duly authorized, all as of the day and year first above mentioned.

                         THE TJX COMPANIES, INC.


                         By:
                            ---------------------------
                               Donald G. Campbell
                               Executive Vice President

                         CHADWICK'S OF BOSTON, LTD.


                         By:
                            ---------------------------
                                     Title:

                         CHADWICK'S INC.


                         By:
                            ---------------------------
                                     Title: